Intralinks Announces Fourth Quarter and Full Year 2014 Results

NEW YORK, NY - February 25, 2015 - Intralinks Holdings, Inc. (NYSE: IL), a leading, global SaaS provider of secure enterprise content collaboration solutions, today announced results for its fourth quarter and full year 2014.

“We enjoyed record revenue in 2014, driven by a double-digit increase in M&A revenue and growing demand for our Intralinks VIA® solution,” said Ron Hovsepian, Intralinks’ President and CEO. “This was the fastest revenue growth we have had in three years, and keeps us solidly on the path to achieving our long-term financial targets of 15% - 20% revenue growth and 15% - 20% operating margins.”

Fourth Quarter 2014

Total revenue was $67.4 million, compared to $62.6 million for the corresponding quarter last year.

•	M&A revenue was $34.4 million, compared to $31.2 million for the corresponding quarter last year.

•	Enterprise revenue was $25.7 million, compared to $24.5 million for the corresponding quarter last year.

•	DCM revenue was $7.4 million, compared to $7.0 million for the corresponding quarter last year.

GAAP gross margin was 73.0%, compared to 72.6% for the corresponding quarter last year. Non-GAAP adjusted gross margin was 76.3%, compared to 76.0% for the corresponding quarter last year.

GAAP operating loss was $(4.7) million, compared to $(4.8) million for the corresponding quarter last year. Non-GAAP adjusted operating income was $4.0 million, compared to $3.1 million for the corresponding quarter last year.

GAAP net loss was $(11.1) million, compared to $(3.8) million for the corresponding quarter last year. GAAP net loss per share was $(0.20) on the basis of 56.3 million shares outstanding. In the corresponding quarter last year, GAAP net loss per share was $(0.07) on the basis of 55.4 million shares outstanding.

Non-GAAP adjusted net income was $1.1 million, compared to $1.5 million for the corresponding quarter last year. Non-GAAP adjusted net income per share was $0.02 on the basis of 58.2 million shares outstanding. In the corresponding quarter last year, non-GAAP adjusted net income per share was $0.03 on the basis of 57.3 million shares outstanding.

Non-GAAP adjusted EBITDA was $10.9 million, compared to $8.8 million for the corresponding quarter last year.

Full Year 2014

Total revenue was $255.8 million, compared to $234.5 million for the prior year.

•	M&A revenue was $130.5 million, compared to $110.5 million for the prior year.

•	Enterprise revenue was $96.7 million, compared to $95.2 million for the prior year.

•	DCM revenue was $28.6 million, compared to $28.8 million for the prior year.

GAAP gross margin was 72.9%, compared to 72.3% for the prior year. Non-GAAP adjusted gross margin was 76.3%, compared to 76.1% for the prior year.

GAAP operating loss was $(21.7) million, compared to $(15.9) million for the prior year. Non-GAAP adjusted operating income was $12.4 million, compared to $16.0 million for the prior year.

GAAP net loss was $(26.5) million, compared to $(15.3) million for the prior year. GAAP net loss per share for the year was $(0.47) on the basis of 55.9 million shares outstanding. GAAP net loss per share for the prior year was $(0.28) on the basis of 55.1 million shares outstanding.

Non-GAAP adjusted net income was $3.7 million, compared to $7.0 million for the prior year. Non-GAAP adjusted net income per share was $0.06 on the basis of 57.7 million shares outstanding. Non-GAAP adjusted net income per share for the prior year was $0.12 on the basis of 56.3 million shares outstanding.

Non-GAAP adjusted EBITDA was $38.1 million, compared to non-GAAP adjusted EBITDA of $36.9 million for the prior year.

Cash flow from operations was $25.8 million, compared to $42.0 million for the prior year.

Cash and cash equivalents, restricted cash and investments were $65.1 million at December 31, 2014 compared to $87.9 million at the end of 2013.

Business Outlook:

Based on information available as of February 25, 2015, Intralinks is providing guidance for 2015 as follows:

First Quarter 2015

Revenue: $62.5 million to $64.0 million
GAAP operating loss: $(10.9) million to $(9.4) million
Non-GAAP adjusted operating loss: $(2.0) million to $(0.5) million
Non-GAAP adjusted EBITDA: $4.5 million to $6.0 million
GAAP net loss per share: $(0.18) to $(0.16)
Non-GAAP adjusted net loss per share: $(0.03) to $(0.02)

Full Year 2015

Revenue: $266 million to $272 million
GAAP operating loss: $(28.1) million to $(24.1) million
Non-GAAP adjusted operating income: $8.0 million to $12.0 million
Non-GAAP adjusted EBITDA: $36.0 million to $40.0 million
GAAP net loss per share: $(0.49) to $(0.43)
Non-GAAP adjusted net income per share: $0.04 to $0.08

Quarterly Conference Call

Intralinks will host a conference call today at 5:00 p.m. Eastern Time (ET) to discuss the company's fourth quarter and full year 2014 financial results and other corporate developments. To access this call, dial 888-348-8637 (domestic) or 412-902-4244 (international). A passcode is not required. This presentation will also be webcast live on the investor relations section on the Intralinks website at www.Intralinks.com/ir.  In conjunction with this call, there will also be accompanying slides with supplemental information available at the same website location.

Following the conference call, a replay will be available until March 4, 2015 at 877-870-5176 (domestic) or 858-384-5517 (international). The passcode for the replay is 10058913. An archived webcast of this conference call will also be available on the investor relations section on the Intralinks website at www.Intralinks.com/ir.

About Intralinks

Intralinks Holdings, Inc. (NYSE: IL) is a leading, global technology provider of secure enterprise content collaboration solutions. Through innovative Software-as-a-Service solutions, Intralinks offerings are designed to enable the exchange, control and management of information between organizations securely and compliantly when working through the firewall. More than 3.1 million professionals at 99% of the Fortune 1000 companies have depended on Intralinks' experience. With a track record of enabling high-stakes transactions and business collaborations valued at more than $28.1 trillion, Intralinks is a trusted provider of easy-to-use, enterprise strength, cloud-based collaboration solutions. For more information, visit www.Intralinks.com.

Non-GAAP Financial Measures

This press release includes information about certain financial measures that are not prepared in accordance with generally accepted accounting principles in the United States (“GAAP” or “U.S. GAAP”). These non-GAAP measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies.

Management defines its non-GAAP financial measures as follows:

•	Non-GAAP adjusted gross profit represents the corresponding GAAP measure adjusted to exclude, if applicable: (1) amortization of intangible assets and (2) stock-based compensation expense.

•
Non-GAAP adjusted operating income represents the corresponding GAAP measure adjusted to exclude, if applicable: (1) amortization of intangible assets, (2) stock-based compensation expense and (3) impairment charges or asset write-offs.

•
Non-GAAP adjusted net income represents the corresponding GAAP measure adjusted to exclude, if applicable: (1) amortization of intangible assets, (2) stock-based compensation expense and (3) impairment charges or asset write-offs and (4) costs related to debt repayments. The income tax expense included in non-GAAP adjusted net income is calculated using an estimated long-term effective tax rate.

•	Non-GAAP adjusted net income per share represents non-GAAP adjusted net income (which is defined above) divided by fully diluted weighted average shares outstanding.

•
Non-GAAP adjusted EBITDA represents net loss adjusted to exclude, if applicable: (1) depreciation and amortization, (2) amortization of intangible assets, (3) stock-based compensation expense, (4) impairment charges or asset write-offs, (5) interest expense, (6) amortization of debt issuance costs, (7) other (income) expense, net, and (8) income tax (benefit) expense.

•	Free cash flow represents net cash provided by operating activities less capitalized software development costs and capital expenditures.

Management believes that these non-GAAP financial measures, when viewed with our results under U.S. GAAP and the accompanying reconciliations, provide useful information about our period-over-period growth and provide additional information that is useful for evaluating our operating performance. In addition, free cash flow provides management with useful information for managing the cash needs of our business. Management also believes that these non-GAAP financial measures provide a more meaningful comparison of our operating results against those of other companies in our industry, as well as on a period-over-period basis, because these measures exclude items that are not representative of our operating performance, such as amortization of intangible assets, stock-based compensation expense and interest expense. Management believes that including these costs in our results of operations results in a lack of comparability between our operating results and those of our peers in the industry. However, non-GAAP adjusted gross profit, non-GAAP adjusted operating income, non-GAAP adjusted net income, non-GAAP adjusted net income per share, non-GAAP adjusted EBITDA and free cash flow are not measures of financial performance under U.S. GAAP and, accordingly, should not be considered substitutes for or superior to gross profit, loss from operations, net loss, net loss per share and net cash provided by operating activities as indicators of operating performance.

Reconciliations of GAAP to Non-GAAP financial measures are included in this press release.

Forward Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  This press release contains expressed or implied forward-looking statements that are not based on historical information relating to, among other things, expectations and assumptions concerning management's forecast of financial performance, future business growth, and management's plans, objectives, and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things:  the uncertainty of our future profitability; our ability to sustain positive cash flow or to attain our enterprise backlog objectives; periodic fluctuations in our operating results; fluctuations in currency exchange rates; our ability to manage our expected growth; risks related to our substantial debt balances and our ability to generate or obtain sufficient capital to service our debt and fund our business; our ability to maintain the security and integrity of our systems; risks associated with the privacy and protection of information in our possession; our ability to increase our penetration in our principal existing markets and expand into additional markets; our ability to expand into new geographic markets; delays in market adoption and penetration of our products and services; difficulties developing, integrating and introducing new products and services; our dependence on the volume of financial and strategic business transactions; our dependence on customer referrals and relationships; our ability to maintain and expand our direct sales capabilities; our ability to develop and maintain strategic relationships to sell and deliver our solutions; customer renewal rates and attrition; our ability to maintain the compatibility of our services with third-party applications; competition and our ability to maintain our average sales prices; our ability to adapt to changing technologies; interruptions or delays in our service; international risks; uncertainties surrounding domestic and global economic conditions; our ability to protect our intellectual property; costs of being a public company; and risks related to changes in laws, regulations or governmental policy, including data privacy and tax regulations. Further information on these and other factors that could affect our financial results is contained in our public filings with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K for the year ended December 31, 2013 and subsequent quarterly reports.  Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Intralinks undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.

“Intralinks”, "Intralinks VIA" and the Intralinks logo are registered trademarks of Intralinks, Inc. © 2015 all rights reserved.

Investor Contact:
David Roy
Intralinks Holdings, Inc.
212-342-7690
droy@intralinks.com

Media Contact:
Ian Bruce
Intralinks Holdings, Inc.
(Cell) 508-574-2016
ibruce@intralinks.com

Intralinks Holdings, Inc.
Consolidated Balance Sheets
(In Thousands, Except Share Data)
(unaudited)

	December 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$40,682	$50,540
Investments	11,825	34,886
Accounts receivable, net of allowances of $3,158 and $3,152, respectively	47,338	38,322
Deferred taxes	9,578	12,148
Prepaid expenses	6,602	6,036
Restricted cash	—	2,442
Other current assets	3,626	4,576
Total current assets	119,651	148,950
Investments	12,630	—
Fixed assets, net	16,245	14,100
Capitalized software, net	39,798	32,341
Goodwill	224,383	215,869
Other intangibles, net	62,055	83,648
Other assets	6,676	1,054
Total assets	$481,438	$495,962
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$10,624	$11,052
Current portion of long-term debt	906	209
Deferred revenue	49,193	44,651
Accrued expenses and other current liabilities	26,974	26,667
Total current liabilities	87,697	82,579
Long-term debt	77,933	75,004
Deferred taxes	9,578	16,989
Other long-term liabilities	5,291	5,289
Commitments and contingencies
Stockholders' equity:
Undesignated Preferred Stock, $0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding	—	—
Common Stock, $0.001 par value; 300,000,000 shares authorized; 57,084,340 and 56,054,484 shares issued and outstanding, respectively	57	56
Additional paid-in capital	441,596	429,549
Accumulated deficit	(139,210)	(112,714)
Accumulated other comprehensive loss	(1,504)	(790)
Total stockholders' equity	300,939	316,101
Total liabilities and stockholders' equity	$481,438	$495,962

Intralinks Holdings, Inc.
Consolidated Statements of Operations
(In Thousands, Except Share and Per Share Data)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
Revenue	$67,418	$62,617	$255,821	$234,496
Cost of revenue	18,181	17,176	69,348	64,885
Gross profit	49,237	45,441	186,473	169,611
Operating expenses:
Sales and marketing	30,510	29,118	115,867	108,428
General and administrative	17,028	15,362	69,911	57,063
Product development	6,354	5,778	22,429	20,014
Total operating expenses	53,892	50,258	208,207	185,505
Loss from operations	(4,655)	(4,817)	(21,734)	(15,894)
Interest expense	1,111	620	4,202	4,136
Amortization of debt issuance costs	143	71	579	358
Other expense (income), net	960	(67)	1,746	239
Net loss before income tax	(6,869)	(5,441)	(28,261)	(20,627)
Income tax expense (benefit)	4,224	(1,592)	(1,765)	(5,349)
Net loss	$(11,093)	$(3,849)	$(26,496)	$(15,278)
Net loss per common share
Basic	$(0.20)	$(0.07)	$(0.47)	$(0.28)
Diluted	$(0.20)	$(0.07)	$(0.47)	$(0.28)
Weighted average number of shares
Basic	56,327,704	55,412,671	55,932,641	55,135,657
Diluted	56,327,704	55,412,671	55,932,641	55,135,657

Intralinks Holdings, Inc.
Consolidated Statements of Cash Flows
(In Thousands)
(unaudited)

	Years Ended December 31,
	2014	2013
Net loss	$(26,496)	$(15,278)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	25,627	20,864
Amortization of intangible assets	23,791	23,644
Stock-based compensation expense	10,384	8,286
Amortization of deferred costs	1,316	1,517
Provision for bad debt and customer credits	1,802	1,594
Deferred income tax benefit	(4,708)	(8,338)
Other, net	572	(18)
Changes in operating assets and liabilities:
Accounts receivable	(11,390)	(2,363)
Prepaid expenses and other assets	146	(1,181)
Accounts payable	884	5,142
Accrued expenses and other liabilities	(499)	4,132
Deferred revenue	4,344	4,008
Net cash provided by operating activities	25,773	42,009
Cash flows from investing activities:
Capitalized software development costs	(27,076)	(20,495)
Capital expenditures	(9,823)	(6,976)
Purchases of investments	(27,062)	(47,604)
Maturities of investments	36,879	43,326
Purchases of cost method investments	(3,499)	—
Acquisitions, net of cash acquired	(8,843)	(600)
Restricted cash	2,443	(2,443)
Net cash used in investing activities	(36,981)	(34,792)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	79,200	—
Payments on long-term debt	(75,498)	(821)
Payments of outstanding financing arrangements	(376)	(708)
Debt issuance costs	(2,849)	(284)
Proceeds from exercise of stock options and issuance of common stock, net of withholding taxes	1,662	1,645
Other	(188)	—
Net cash provided by (used in) financing activities	1,951	(168)
Effect of foreign exchange rate changes on cash and cash equivalents	(601)	(307)
Net (decrease) increase in cash and cash equivalents	(9,858)	6,742
Cash and cash equivalents at beginning of period	50,540	43,798
Cash and cash equivalents at end of period	$40,682	$50,540

Intralinks Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In Thousands)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
Gross profit	$49,237	$45,441	$186,473	$169,611
Gross margin	73.0%	72.6%	72.9%	72.3%
Cost of revenue – amortization of intangible assets	2,083	1,985	8,206	8,136
Cost of revenue – stock-based compensation expense	100	181	523	692
Non-GAAP adjusted gross profit	$51,420	$47,607	$195,202	$178,439
Non-GAAP adjusted gross margin	76.3%	76.0%	76.3%	76.1%

Loss from operations	$(4,655)	$(4,817)	$(21,734)	$(15,894)
Amortization of intangible assets	5,988	5,866	23,791	23,644
Stock-based compensation expense	2,700	2,061	10,384	8,286
Non-GAAP adjusted operating income	$4,033	$3,110	$12,441	$16,036

Net loss before income tax	$(6,869)	$(5,441)	$(28,261)	$(20,627)
Amortization of intangible assets	5,988	5,866	23,791	23,644
Stock-based compensation expense	2,700	2,061	10,384	8,286
Non-GAAP adjusted net income before tax	1,819	2,486	5,914	11,303
Non-GAAP income tax expense	691	945	2,247	4,295
Non-GAAP adjusted net income	$1,128	$1,541	$3,667	$7,008

Net loss	$(11,093)	$(3,849)	$(26,496)	$(15,278)
Depreciation and amortization	6,848	5,722	25,627	20,864
Amortization of intangible assets	5,988	5,866	23,791	23,644
Stock-based compensation expense	2,700	2,061	10,384	8,286
Interest expense	1,111	620	4,202	4,136
Amortization of debt issuance costs	143	71	579	358
Other expense (income), net	960	(67)	1,746	239
Income tax expense (benefit)	4,224	(1,592)	(1,765)	(5,349)
Non-GAAP adjusted EBITDA	$10,881	$8,832	$38,068	$36,900
Non-GAAP adjusted EBITDA margin	16.1%	14.1%	14.9%	15.7%

Net cash provided by operating activities	$12,181	$11,876	$25,773	$42,009
Capitalized software development costs	(7,424)	(3,920)	(27,076)	(20,495)
Capital expenditures	(2,782)	(1,544)	(9,823)	(6,976)
Free cash flow	$1,975	$6,412	$(11,126)	$14,538

Intralinks Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures - Guidance
(In Thousands)
(unaudited)

	Three Months Ending March 31, 2015	Year Ending December 31, 2015
Gross profit	$44,161	$189,477
Gross margin	69.8%	70.4%
Cost of revenue - amortization of intangible assets	2,083	8,331
Cost of revenue - stock-based compensation expense	145	610
Non-GAAP adjusted gross profit	$46,389	$198,418
Non-GAAP adjusted gross margin	73.3%	73.8%

Loss from operations	$(10,137)	$(26,149)
Amortization of intangible assets	5,987	23,949
Stock-based compensation expense	2,900	12,200
Non-GAAP adjusted operating (loss) income	$(1,250)	$10,000

Net loss before income tax	$(11,232)	$(30,752)
Amortization of intangible assets	5,987	23,949
Stock-based compensation expense	2,900	12,200
Non-GAAP adjusted net (loss) income before tax	(2,345)	5,397
Non-GAAP income tax (benefit) expense	(891)	2,051
Non-GAAP adjusted net (loss) income	$(1,454)	$3,346

Net loss	$(9,660)	$(26,447)
Depreciation and amortization	6,500	28,000
Amortization of intangible assets	5,987	23,949
Stock-based compensation expense	2,900	12,200
Interest expense	987	4,171
Amortization of debt issuance costs	143	572
Other (income) expense, net	(35)	(140)
Income tax benefit	(1,572)	(4,305)
Non-GAAP adjusted EBITDA	$5,250	$38,000
Non-GAAP adjusted EBITDA margin	8.3%	14.1%

Note: All forward-looking figures presented in these tables are stated at the mid-point of the estimated range.